FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Stoneleigh Partners Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	20-3483933
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o PLM International, Inc., 555 Fifth Avenue, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:
333-133235     (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

SERIES A UNITS, EACH CONSISTING OF FOUR SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE, AND FOUR CLASS Z WARRANTS

SERIES B UNITS, EACH CONSISTING OF FOUR SHARES OF CLASS B COMMON STOCK, PAR VALUE $0.0001 PER SHARE, AND TWO CLASS W WARRANTS
(Title of Class)

COMMON STOCK, PAR VALUE $0.0001 PER SHARE
(Title of Class)

CLASS B COMMON STOCK, PAR VALUE $0.0001 PER SHARE
(Title of Class)

CLASS W WARRANTS
(Title of Class)

CLASS Z WARRANTS
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

General

The information required by this item is contained under the heading “Description of Securities” in the registration statement to which this Form 8-A relates (File No. 333-133235). This information is incorporated herein by reference.

Item 2.	Exhibits.

*3.1	Amended and Restated Certificate of Incorporation

*3.2	By-Laws

*4.1	Specimen Series A Unit Certificate

*4.2	Specimen Series B Unit Certificate

*4.3	Specimen Common Stock Certificate

*4.4	Specimen Class B Common Stock Certificate

*4.5	Specimen Class W Warrant Certificate

*4.6	Specimen Class Z Warrant Certificate

*4.7	Form of Unit Purchase Option to be granted to Representative

*4.8	Form of Warrant Agreement between American Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference from the Company’s Registration Statement on Form S-1, which was originally filed with the Securities and Exchange Commission on April 12, 2006, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Stoneleigh Partners Acquisition Corp.

Dated: February 9, 2007	By:		/s/ James A. Coyne
		Name:	James A. Coyne
		Title:	Vice Chairman and
Chief Financial Officer